Contact: Barbara B. Lucas
                                              Senior Vice President
                                              Public Affairs
                                              410-716-2980

                                              Mark M. Rothleitner
                                              Vice President
                                              Investor Relations and Treasurer
                                              410-716-3979


FOR IMMEDIATE RELEASE:  Friday, October 17, 2003

SUBJECT:  Black & Decker Announces 75% Increase in Cash Dividend


TOWSON, MD - The Black & Decker Corporation (NYSE: BDK) announced that its Board of Directors declared a quarterly cash dividend of $0.21 per share of the Corporation's outstanding common stock payable December 26, 2003, to stockholders of record at the close of business on December 12, 2003. This amount represents a 75% increase over the $0.12 quarterly dividend paid by the Corporation since 1996.

     Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

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